UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 25, 2015

India Globalization Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32830	20-2760393
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4336 Montgomery Ave. Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 983-0998

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2015, Richard Prins was elected to the Company’s Board of Directors at the Annual Meeting, to serve as a Class B director until the 2018 annual meeting of stockholders and until his respective successor shall be duly elected and qualified, or until his earlier death, resignation or removal from office.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The disclosure in Item 5.02 above is hereby incorporated by reference into this Item 5.07.

At the Annual Meeting held on August 25, 2015, the Company’s shareholders (i) elected Richard Prins to the Company’s Board of Directors and (ii) ratified the appointment of AJSH & Company as the Company’s independent registered public accounting firm for the 2015 fiscal year.

The total number of shares of the Company’s common stock voted in person or by proxy at the Annual Meeting was 11,818,412 shares, representing approximately 78.70% of the 15,016,465 shares outstanding and entitled to vote at the Annual Meeting.  Each director nominee was elected and each other matter submitted to a vote of the Company’s shareholders at the Annual Meeting was approved by the requisite vote. The proposals are described in the Company’s proxy statement.  The final voting results for each proposal are set forth below.

1.             Election of Directors.

Nominee	For	Withheld	Broker Non-Votes
Richard Prins	6,066,575	98,009	5,653,828

2.             Proposal to ratify the appointment of AJSH & Company as the Company’s independent registered public accounting firm for the 2015 fiscal year.

For	Against	Abstain
11,536,247	93,120	189,045

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2015	INDIA GLOBALIZATION CAPITAL, INC.

	By:	/s/ Ram Mukunda
Name: Ram Mukunda
Title: Chief Executive Officer and President